EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of Generations Bancorp NY, Inc. on Form S-8 of our report dated March 24, 2022, on our audits of the consolidated financial statements of Generations Bancorp NY, Inc. as of December 31, 2021 and 2020 and for the years then ended, which report is included in the Annual Report on Form 10-K.

/s/ FORVIS, LLP
FORVIS, LLP
(Formerly BKD, LLP)
Cincinnati, Ohio
June 15, 2022